UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

Magnachip Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea

(Address of principal executive offices)

Not Applicable

(Zip Code)

+82 (2) 6903-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2026, Ilbok Lee notified Magnachip Semiconductor Corporation (the “Company”) that he had decided to retire and resign from the Board of Directors (the “Board”) of the Company, including all committee positions on which he serves, to be effective at the Company’s next scheduled meeting of the Board to be held on January 14, 2026. Dr. Lee’s decision to retire was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued January 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2026	MAGNACHIP SEMICONDUCTOR CORPORATION

	By:	/s/ Shin Young Park
	Name:	Shin Young Park
	Title:	Chief Financial Officer